Exhibit 99.1

Contact:	Company:

The Foristall Company, Inc.	Michael J. Fitzpatrick
Thomas F. Curtin	Chief Financial Officer
Tel: (610)398-3022	OceanFirst Financial Corp.
Fax: (610)530-7781	Tel: (732)240-4500, ext. 7506
email:foristal@aol.com	Fax: (732)349-5070
email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 17.1% INCREASE IN

QUARTERLY EARNINGS PER SHARE,

AND CONTINUATION OF

QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, October 23, 2003…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced diluted earnings per share for the quarter ended September 30, 2003 of $.41, a 17.1% increase over the $.35 per diluted share for the same prior year quarter. For the nine months ended September 30, 2003 diluted earnings per share increased 10.2% to $1.19, from $1.08 for the corresponding prior year period. The Company also announced that its Board of Directors had declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended September 30, 2003—to be paid on November 14, 2003, to shareholders of record on October 31, 2003.

In making today’s announcement John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to announce our twenty-seventh consecutive quarterly cash dividend. The dividend, along with yesterday’s announcement of our tenth stock repurchase program for 10% of outstanding shares, reflects management’s continuing strong commitment to increasing shareholder value and leveraging the organization’s capital.”

“Net income for the three months ended September 30, 2003 was adversely affected by a declining net interest margin caused by the historically low rate environment and unparalleled prepayment activity. Despite this difficult operating environment, we continue to successfully grow commercial loans and core deposits, increase non-interest revenue and manage capital.”

Results of Operations

Net interest income for the three and nine months ended September 30, 2003 decreased to $13.8 million and $44.1 million, respectively, as compared to $15.6 million and $45.9 million, respectively, in the same prior year periods. For each period in 2003, interest-earning assets increased while the net interest margin declined as compared to the same prior year periods. The net interest margin decreased to 3.31% and 3.54%, respectively, for the three and nine months ended September 30, 2003 from 3.80% and 3.73%, respectively, in the same prior year periods. The yield on interest-earning assets decreased to 5.44% and 5.82%, respectively, as compared to 6.65% and 6.70%, respectively, for the same prior year periods. High prepayment levels caused a decrease in the rate earned on interest earning assets and an acceleration of the amortization of net premiums on mortgage-related assets. The cost of interest-bearing liabilities decreased to 2.37% and 2.53%, respectively for the three and nine months ended September 30, 2003, as compared to 3.15% and 3.27%, respectively, in the same prior year periods. Funding costs benefited from the Company’s focus on lower cost core deposit growth. Core deposits (including non-interest-bearing deposits) represented 65.7% and 63.4%, respectively, of average deposits for the three and nine months ended September 30, 2003 as compared to 58.0% and 55.3%, respectively, for the same prior year periods.

Other income increased to $5.6 million and $13.1 million for the three and nine months ended September 30, 2003, respectively, from $1.3 and $6.9 million, respectively, in the same prior year periods. Fees and service charges increased by $314,000, or 18.7%, and $1.2 million, or 25.4%, for the three and nine months ended September 30, 2003, respectively, as compared to the same prior year periods due to the growth in commercial account services, retail core account balances and trust fees, and the establishment of a captive subsidiary to recognize fee income from private mortgage reinsurance. For the three and nine months ended September 30, 2003, the Company recorded gains of $3.3 million and $8.7 million on the sale of loans and securities, as compared to gains of $1.3 million and $2.8 million in the same prior year periods. For the nine months ended September 30, 2003, the gain on sales of loans and securities includes a gain of $323,000 on the sale of equity securities. Loan servicing income for the nine months ended September 30, 2003, was adversely affected by the recognition of an impairment to the loan servicing asset of $2.2 million. For the three and nine months ended September 30, 2002, the Company recognized impairments to the loan servicing asset for $1.9 million and $2.1 million, respectively.

Operating expenses amounted to $11.1 million and $32.5 million for the three and nine months ended September 30, 2003, respectively, as compared to $9.9 million and $29.6 million, respectively, for the corresponding prior year periods. The increase was principally due to the higher loan related expenses and for the year-to-date, the costs associated with the opening of the Bank’s seventeenth branch office in May 2002.

Financial Condition

Loans receivable net, increased by $16.0 million at September 30, 2003 as compared to December 31, 2002 as commercial loan growth was partially offset by reductions in 1-4 family mortgage loans due to sale activity. Commercial loans outstanding increased $29.9 million, or 18.1% on an annualized basis.

Deposits decreased to $1,164.7 million at September 30, 2003 from $1,184.8 million at December 31, 2002. Core deposits, however, the Company’s primary focus, grew $60.3 million while certificate balances declined in the low interest rate environment.

Stockholders’ equity decreased by $2.5 million to $132.8 million at September 30, 2003 as compared to $135.3 million at December 31, 2002. For the year-to-date, 771,713 common shares were repurchased at a total cost of $18.5 million. Under the 10% repurchase program authorized by the Board of Directors in August 2002, 178,122 shares remain to be purchased as of September 30, 2003. A new repurchase program, the Company’s eleventh, was announced on October 22, 2003. Under this 10% repurchase program, an additional 1,341,818 shares are available for repurchase. The cost of share repurchases was partly offset by proceeds from stock option exercises and the related tax benefits.

Asset Quality

The Company’s non-performing assets totaled $2.6 million at September 30, 2003 as compared to $2.8 million at December 31, 2002. For the nine months ended September 30, 2003, the Company experienced a net recovery of $36,000 through the allowance for loan losses.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.8 billion in assets and seventeen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake—and specifically disclaims any obligation—to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2003	December 31, 2002	September 30, 2002
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$42,117	$17,192	$34,861
Investment securities available for sale	79,322	91,978	79,482
Federal Home Loan Bank of New York stock, at cost	19,950	18,700	18,440
Mortgage-backed securities available for sale	102,361	138,657	180,837
Loans receivable, net	1,351,866	1,335,898	1,299,987
Mortgage loans held for sale	83,671	66,626	32,271
Interest and dividends receivable	6,598	6,378	7,881
Real estate owned, net	264	141	359
Premises and equipment, net	16,867	17,708	17,849
Servicing asset	7,121	7,907	6,995
Bank Owned Life Insurance	33,573	32,398	31,948
Other assets	10,884	10,115	9,836

Total assets	$1,754,594	$1,743,698	$1,720,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits	$1,164,745	$1,184,836	$1,170,049
Securities sold under agreements to repurchase with retail customers	52,242	44,584	41,200
Securities sold under agreements to repurchase with the Federal Home Loan Bank	100,000	140,000	155,000
Federal Home Loan Bank advances	283,500	214,000	199,000
Advances by borrowers for taxes and insurance	6,741	5,952	2,665
Other liabilities	14,542	19,021	14,701

Total liabilities	1,621,770	1,608,393	1,582,615

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 13,418,183, 13,757,880 and 13,924,103 shares outstanding at September 30, 2003, December 31, 2002 and September 30, 2002, respectively	272	272	272
Additional paid-in capital	188,526	184,934	183,761
Retained earnings	149,014	142,224	139,887
Accumulated other comprehensive loss	(4,236)	(3,201)	(1,897)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(10,245)	(11,248)	(11,601)
Treasury stock, 13,759,189, 13,419,492 and 13,253,269 shares at September 30, 2003, December 31, 2002 and September 30, 2002, respectively	(190,507)	(177,676)	(172,291)

Total stockholders’ equity	132,824	135,305	138,131

Total liabilities and stockholders’ equity	$1,754,594	$1,743,698	$1,720,746

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Forthe three months ended September 30		For the nine months ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Interest income:
Loans	$21,159	$23,993	$66,058	$71,222
Mortgage-backed securities	819	2,353	3,641	8,058
Investment securities and other	721	925	2,742	3,273

Total interest income	22,699	27,271	72,441	82,553

Interest expense:
Deposits	3,886	6,784	13,557	21,426
Borrowed funds	5,018	4,915	14,801	15,225

Total interest expense	8,904	11,699	28,358	36,651

Net interest income	13,795	15,572	44,083	45,902
Provision for loan losses	48	375	673	1,250

Net interest income after provision for loan losses	13,747	15,197	43,410	44,652

Other income:
Loan servicing loss	(71)	(2,047)	(2,758)	(2,091)
Fees and service charges	1,990	1,676	5,855	4,669
Net gain on sales of loans and securities available for sale	3,335	1,258	8,737	2,766
Net (loss) income from other real estate operations	(3)	(7)	106	67
Other	383	460	1,201	1,460

Total other income	5,634	1,340	13,141	6,871

Operating expenses:
Compensation and employee benefits	5,699	5,107	15,819	15,365
Occupancy	852	848	2,663	2,438
Equipment	633	561	1,809	1,679
Marketing	369	583	1,338	1,439
Federal deposit insurance	126	113	360	364
Data processing	702	595	2,234	1,908
General and administrative	2,676	2,092	8,265	6,393

Total operating expenses	11,057	9,899	32,488	29,586

Income before provision for income taxes	8,324	6,638	24,063	21,937
Provision for income taxes	2,994	1,848	8,538	6,962

Net income	$5,330	$4,790	$15,525	$14,975

Basic earnings per share	$0.43	$0.38	$1.25	$1.16

Diluted earnings per share	$0.41	$0.35	$1.19	$1.08

Average basic shares outstanding	12,293	12,719	12,384	12,938

Average diluted shares outstanding	13,072	13,666	13,080	13,822

Cash earnings (1)	$6,241	$5,601	$18,000	$17,334

Diluted cash earnings per share	$0.48	$0.41	$1.38	$1.25

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2003	At December 31, 2002	At September 30, 2002
STOCKHOLDERS’ EQUITY
Stockholders’ equity to total assets	7.57%	7.76%	8.03%
Common shares outstanding (in thousands)	13,418	13,758	13,924
Stockholders’ equity per common share	$9.90	$9.83	$9.92
Tangible stockholders’ equity per common share	9.79	9.72	9.80
ASSET QUALITY
Allowance for loan losses	$10,782	$10,074	$9,665
Nonperforming loans	2,324	2,688	2,780
Nonperforming assets	2,588	2,829	3,139
Allowance for loan losses as a percent of total loans receivable	0.75%	0.71%	0.72%
Allowance for loan losses as a percent of nonperforming loans	463.94	374.78	347.66
Nonperforming loans as a percent of total loans receivable	0.16	0.19	0.21
Nonperforming assets as a percent of total assets	0.15	0.16	0.18

	For the three months ended September 30		For the nine months ended September 30
	2003	2002	2003	2002
PERFORMANCE RATIOS (ANNUALIZED)
Return on average assets	1.21%	1.11%	1.18%	1.16%
Return on average stockholders’ equity	15.89	13.61	15.39	14.02
Interest rate spread	3.07	3.50	3.29	3.43
Interest rate margin	3.31	3.80	3.54	3.73
Operating expenses to average assets	2.50	2.29	2.48	2.28
Efficiency ratio	56.91	58.53	56.77	56.06

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended September 30		For the nine months ended September 30
	2003	2002	2003	2002
Net income	$5,330	$4,790	$15,525	$14,975
Add: Employee stock plans amortization expense	1,011	918	2,775	2,736
Amortization of intangible assets	26	26	78	78
Less: Tax benefit (1)	(126)	(133)	(378)	(455)

Cash earnings	$6,241	$5,601	$18,000	$17,334

Basic cash earnings per share	$.51	$0.44	$1.45	$1.34

Diluted cash earnings per share	$.48	$0.41	$1.38	$1.25

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At September 30, 2003	At December 31, 2002
Real estate:
One-to four-family	$1,105,153	$1,101,904
Commercial real estate, multi-family and land	166,734	142,726
Construction	10,802	11,079
Consumer	78,758	80,218
Commercial	83,874	77,968

Total loans	1,445,321	1,413,895
Loans in process	(2,920)	(3,531)
Deferred origination costs, net	3,923	2,239
Unearned discount	(5)	(5)
Allowance for loan losses	(10,782)	(10,074)

Total loans, net	1,435,537	1,402,524
Less: mortgage loans held for sale	83,671	66,626

Loans receivable, net	$1,351,866	$1,335,898

Mortgage loans serviced for others	$713,173	$680,165
Loan pipeline	271,846	307,662

	For the three months ended September 30		For the nine months ended September 30
	2003	2002	2003	2002
Loan originations	$357,015	$223,665	$956,178	$639,811
Loans sold	161,940	88,964	479,489	302,250
Net charge-offs (recovery)	28	(458)	(36)	1,924

DEPOSITS

	At September 30, 2003	At December 31, 2002
Type of Account

Non-interest bearing	$108,608	$86,290
NOW	254,135	260,762
Money market deposit	137,875	123,960
Savings	265,713	234,995
Time deposits	398,414	478,829

	$1,164,745	$1,184,836

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTER ENDED SEPTEMBER 30,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST

	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$9,918	$24.97%		$30,714	$129	1.68%
Investment securities	86,924	454	2.09	86,456	608	2.81
FHLB stock	19,544	243	4.97	18,704	188	4.02
Mortgage-backed securities	118,649	819	2.76	166,140	2,353	5.67
Loans receivable, net (1)	1,433,215	21,159	5.91	1,338,229	23,993	7.17

Total interest-earning assets	1,668,250	22,699	5.44	1,640,243	27,271	6.65

Non-interest earning assets	98,647			86,531

Total assets	$1,766,897			$1,726,774

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$665,099	987.59		$599,665	2,241	1.49
Time deposits	405,096	2,899	2.86	494,668	4,543	3.67

Total	1,070,195	3,886	1.45	1,094,333	6,784	2.48
Borrowed funds	433,780	5,018	4.63	392,189	4,915	4.99

Total interest-bearing liabilities	1,503,975	8,904	2.37	1,486,522	11,699	3.15

Non-interest-bearing deposits	111,012			83,611
Non-interest bearing liabilities	17,711			15,891

Total liabilities	1,632,698			1,586,024
Stockholders’ equity	134,199			140,750

Total liabilities and stockholders’ equity	$1,766,897			$1,726,774

Net interest income		$13,795			$15,572

Net interest rate spread (2)			3.07%			3.50%

Net interest margin (3)			3.31%			3.80%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2003			2002
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST

	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$13,096	$108	1.10%	$11,968	$149	1.66%
Investment securities	89,705	1,884	2.80	86,241	2,414	3.73
FHLB stock	19,324	750	5.17	21,022	710	4.50
Mortgage-backed securities	124,045	3,641	3.91	188,007	8,058	5.71
Loans receivable, net (1)	1,414,011	66,058	6.23	1,335,701	71,222	7.11

Total interest-earning assets	1,660,181	72,441	5.82	1,642,939	82,553	6.70

Non-interest earning assets	88,129			84,694

Total assets	$1,748,310			$1,727,633

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$645,383	3,825.79		$554,739	6,493	1.56
Time deposits	430,194	9,732	3.02	511,818	14,933	3.89

Total	1,075,577	13,557	1.68	1,066,557	21,426	2.68
Borrowed funds	421,149	14,801	4.69	426,037	15,225	4.76

Total interest-bearing liabilities	1,496,726	28,358	2.53	1,492,594	36,651	3.27

Non-interest-bearing deposits	100,162			78,442
Non-interest bearing liabilities	16,917			14,232

Total liabilities	1,613,805			1,585,268
Stockholders’ equity	134,505			142,365

Total liabilities and stockholders’ equity	$1,748,310			$1,727,633

Net interest income		$44,083			$45,902

Net interest rate spread (2)			3.29%			3.43%

Net interest margin (3)			3.54%			3.73%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.